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                            JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.01 per share, of Barnett Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement.

Date:    May 30, 1997                       WAXMAN INDUSTRIES, INC.


                                            By: /s/ Mark Wester
                                               --------------------------------
                                                Name: Mark Wester
                                                Title:  Vice President-Finance

                                            WAXMAN USA INC.


                                            By: /s/ Mark Wester
                                               --------------------------------
                                                Name: Mark Wester
                                                Title:  Vice President-Finance

                                             /s/ Armond Waxman
                                            -----------------------------------
                                             ARMOND WAXMAN


                                             /s/ Melvin Waxman
                                            -----------------------------------
                                             MELVIN WAXMAN